November 27, 2001
    Jones &
    Company
                         Office of the Chief Accountant
                         Securities and Exchange Commission
                         450 Fifth Street N. W.
CERTIFIED PUBLIC         Washington,  D.C.  20549
  ACCOUNTANTS
                         Re:  Mimbres Valley Farmers Association, Inc.
                              d.b.a. Farmer's, Inc. File No.  0-13963

                         Dear Sir or Madam:

                         Jones & Company, CPA's performed the audit for Mimbres Valley Farmers Association, Inc. d.b.a. Farmer's, Inc. for the years ended June 30, 1998 through June 30,2001. For the year ended June 30, 1998, the firm was known as Torres, Jones & Company, A Professional Corporation.

                         We have read Item 4 included in the Form 8-K dated November 27, 2001 of Mimbres Valley Farmer's Association, Inc. d.b.a. Farmer's Inc. to be filed with the Securities Exchange Commission and are in agreement with the statements contained therein.

                         Very truly yours,

                         Jones & Company
                         Certified Public Accountants


                         /s/  Steele Jones
                         Steele Jones, CPA, CVA

                         CC: Shelby Phillips, General Manager
                         Mimbres Valley Farmers Association, Inc. d/b/a Farmer's, Inc.

 6040 Surety Drive
El Paso, Texas 79905

  (915) 771-9222
FAX (915) 772-7773